UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2025

VOR BIOPHARMA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39979	81-1591163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Boylston Street, Suite 1350
Boston, Massachusetts		02116
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 655-6580

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VOR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 15, 2025, Vor Biopharma Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors (the “Investors”) pursuant to which the Company, in a private placement, agreed to issue and sell to the Investors an aggregate of 13,876,032 shares (the “Shares”) of the Company’s common stock, at a price per Share of $10.81, for gross proceeds of approximately $150.0 million (the “Private Placement”). The Purchase Agreement contains customary representations and warranties of the Company, on the one hand, and the Investors, on the other hand, and customary conditions to closing. The Company intends to use the net proceeds from the Private Placement to advance development of its clinical pipeline and for general corporate purposes.

In connection with the Private Placement, the Company also entered into a Registration Rights Agreement, dated December 15, 2025 (the “Registration Rights Agreement”), with the Investors. Pursuant to the terms of the Registration Rights Agreement, the Company is obligated to prepare and file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-3 (the “Registration Statement”) to register for resale the Shares within 45 days of the closing date of the Private Placement and to use its reasonable best efforts to have the Registration Statement declared effective as soon as possible, but no later than 75 days after the initial filing date of the Registration Statement, subject to extension under the terms of the Registration Rights Agreement. The Registration Rights Agreement provides for liquidated damages payable to the Investors if the Company fails to meet certain filing or effectiveness deadlines, subject to specified caps. The Registration Rights Agreement includes customary provisions regarding payment of fees and expenses and indemnification.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the form of Purchase Agreement and the form of Registration Rights Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

The representations, warranties and covenants contained in the Purchase Agreement and the Registration Rights Agreement were made solely for the benefit of the parties to the Purchase Agreement and the Registration Rights Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement and the Registration Rights Agreement are incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement and the Registration Rights Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 above regarding the Private Placement are incorporated into this Item 3.02.

The Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act. Each of the Investors has represented that it is a “qualified institutional buyer,” as defined in Rule 144A under the Securities Act or an institutional “accredited investor” (as defined in Rule 501(a) under the Securities Act), that it is purchasing the Shares solely for the Investor’s own account and not for the account of others, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the Shares in violation of the Securities Act. The sale of the Shares did not involve a public offering and was made without general solicitation or general advertising.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a), (d)

On December 17, 2025, Sarah Reed, a member of the Company’s Board of Directors (the “Board”), delivered her notice of resignation to the Board, effective immediately. Ms. Reed’s decision to resign was not as a result of any disagreement with the Company. The Board thanks Ms. Reed for her service to the Company.

On December 18, 2025, the Board appointed Andrew Levin to fill the vacancy created by the resignation of Ms. Reed, to serve on the Board as an independent Class II director until the Company’s 2026 annual meeting of stockholders and until his successor is duly elected and qualified or his earlier resignation or removal.

Andrew Levin, M.D., Ph.D., age 49, currently serves as a Partner on the Investment Team at RA Capital Management, L.P. (“RA Capital”), a position he has held since 2015. Dr. Levin previously served as Chief Executive Officer of Climb Bio (formerly Eliem Therapeutics, Inc.) from October 2018 to October 2020, and served as Chair of the board of directors from February 2019 to November 2024 and as Executive Chair of the board of directors from February 2023 to June 2024. Before that, Dr. Levin was a Vice President at H.I.G. BioVentures, and prior to that he served as the Director of Pharmaceutical Sciences for the Clinton Health Access Initiative. Dr. Levin holds a B.S. in mechanical engineering from Princeton University, a Ph.D. in biomedical engineering from the Massachusetts Institute of Technology and an M.D. from Harvard Medical School.

Dr. Levin was selected as a nominee for director by RA Capital pursuant to the terms of a securities purchase agreement, dated December 26, 2024, by and among the Company, RA Capital and the other investor party thereto (the “2024 Purchase Agreement”). Prior Ms. Reed’s resignation and Dr. Levin’s appointment, Ms. Reed was serving as the director designated by RA Capital pursuant to the 2024 Purchase Agreement. Dr. Levin has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On December 18, 2025, the Board appointed Wouter Joustra to serve on the Board as an independent Class III director until the Company’s 2027 annual meeting of stockholders and until his successor is duly elected and qualified or his earlier resignation or removal.

Wouter Joustra, age 37, is a General Partner at Forbion, a leading European life sciences venture capital firm. At Forbion, Mr. Joustra is responsible for deal origination, general portfolio management and divestment strategies, and focuses on Forbion’s Growth Opportunities Funds, which concentrates on investing in late-stage life sciences companies. Prior to joining Forbion in 2019, Mr. Joustra previously was a Senior Trader, as well as Executive Board member of the Life Sciences franchise at Kempen, a European boutique investment bank. Mr. Joustra also served as a member of the board of directors of Gyroscope Therapeutics until the closing of its acquisition by Novartis in February 2022 for up to $1.5 billion, the board of directors of VectivBio (NASDAQ: VECT) from December 2022 until the closing of its $1.2 billion acquisition by Ironwood Pharmaceuticals in December 2023, the board of directors of Aiolos Bio until the closing of its acquisition by GSK plc in February 2024 for up to $1.4 billion, and the board of Forbion's SPAC vehicle until the completion of the business combination of enGene Holdings Inc. (NASDAQ: ENGN) in October 2023. Currently, Mr. Joustra serves on the board of directors of VectorY Therapeutics, NewAmsterdam Pharma N.V. (NASDAQ: NAMS), Beacon Therapeutics, Navigator Medicines and Verdiva Bio. Mr. Joustra holds an M.Sc. in Business Administration from the University of Groningen and a B.Sc. in International Business and Management from this same university.

Mr. Joustra was selected as a nominee for director by ForGrowth III PA B.V. pursuant to the terms of the Purchase Agreement. Pursuant to the Purchase Agreement, the Company agreed to appoint one individual designated by ForGrowth III PA B.V. to the Board as a Class III director, subject to approval by the Board upon the recommendation of the Nominating & Corporate Governance Committee of the Board. Mr. Joustra has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with their service as directors, each of Dr. Levin and Mr. Joustra will receive the Company’s standard non-employee director cash and equity compensation under its Non-Employee Directors’ Compensation Policy, which is filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, as filed with the SEC on May 11, 2023. Pursuant to the Non-Employee Directors’ Compensation Policy, Dr. Levin and Mr. Joustra will each receive a cash retainer fee of $40,000 for service as a director, payable in equal quarterly installments in arrears on the last day of each fiscal quarter, pro-rated based on the number of days served in the applicable fiscal quarter. In addition, Dr. Levin and Mr. Joustra will each receive stock options to purchase 3,000 shares of the Company’s common stock in connection with his appointment as a director and will be eligible to receive stock options to purchase 1,500 shares of the Company’s common stock on the date of each annual stockholder meeting of the Company, beginning with the 2026 annual stockholder meeting.

Dr. Levin and Mr. Joustra have also entered into the Company’s standard form of indemnification agreement.

Item 7.01 Regulation FD Disclosure.

On December 15, 2025, the Company issued a press release announcing the Private Placement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any other filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement.
10.2	Form of Registration Rights Agreement.
99.1	Press Release, dated December 15, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “aim,” “anticipate,” “can,” “continue,” “could,” “design,” “enable,” “expect,” “initiate,” “intend,” “may,” “plan,” “potential,” “should,” “target,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements in this Current Report on Form 8-K include the Company’s expectations regarding the closing of the Private Placement and the use of proceeds therefrom, the anticipated filing of a registration statement to cover resales of the Shares, and other statements that are not historical fact. The Company may not actually achieve the plans, intentions, or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including: uncertainties inherent in the initiation and completion of clinical trials and clinical development of the Company’s product candidates; availability and timing of results from clinical trials; whether interim results from a clinical trial will be predictive of the final results of the trial or the results of future trials; uncertainties regarding regulatory approvals to conduct trials or to market products; and availability of funding sufficient for its foreseeable and unforeseeable operating expenses and capital expenditure requirements. These and other risks are described in greater detail under the caption “Risk Factors” included in the Company’s most recent annual or quarterly report and in other reports it has filed or may file with the SEC. Any forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and the Company expressly disclaims any obligation to update any forward-looking statements, whether because of new information, future events or otherwise, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vor Biopharma Inc.

Date:	December 18, 2025	By:	/s/ Jean-Paul Kress
Jean-Paul Kress Chief Executive Officer